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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):       October 15, 1997
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                            Astor Holdings II, Inc.
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          (Exact name of registrant as specified in its charter)


Delaware                         333-14913-01                      25-1766332
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(State or other jurisdiction     (Commission                     (IRS Employer
of incorporation)                File Number)              Identification No.)


   8521 Six Forks Road, Suite 105, Raleigh, North Carolina              27615
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                 (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code     (919) 846-8011
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   ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

   On October 15, 1997 a change in control of the registrant occured upon the merger (the "Merger") of a wholly owned subsidiary of AlliedSignal Inc. ("AlliedSignal") with and into the sole stockholder of the registrant, Astor Holdings, Inc. (the "Parent"). By virtue of the Merger each of the issued and outstanding equity securities of the Parent was cancelled and converted into a right to receive in cash an amount determined in accordance with the agreement and plan of merger. The total cash consideration paid for the Parent's equity securities was in excess of the Parent's total shareholders' equity. The source of the consideration used by AlliedSignal was internally generated funds.

   AlliedSignal now beneficially owns 100% of the voting securities of the registrant. Immediately prior to the Merger, all the issued and outstanding voting securities of the Parent were owned by Petrowax Equity Partners I L.P., Petrowax Equity Partners II L.P., Petrowax Equity Partners III L.P. and Petrowax Equity Partners IV L.P. (together, the "Investment Partnerships"). Immediately prior to the Merger, the general partner of each of the Investment Partnerships was Century City 1800 Partners L.P., the sole limited partner of which was Gerald L. Parsky and the general partner of which was Century City 1800 Management Partners L.P. ("CCMP"). The sole limited partner of CCMP was Mr. Parsky, and its general partner was a corporation wholly owned by Mr. Parsky.

   There are no arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 29, 1997               ASTOR HOLDINGS II, INC.



                                           /s/ John F. Gottshall
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                                         John F. Gottshall
                                         Chief Financial Officer







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